UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 22, 2016

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2016, the Executive Compensation Committee approved an increase to the base salary of certain of the Company’s executive officers, effective December 1, 2016.  The following is a summary of the adjusted base salary for these officers:

Name and Title	2015 Adjusted Base Salary
Archie M. Brown, Jr. President and Chief Executive Officer	$535,000

James M. Anderson Chief Financial Officer	$280,000

Chris M. Harrison Chief Consumer Banking Officer	$260,000

Additionally, on November 22, 2016, the Executive Compensation Committee adjusted the target payout level under the Company’s Long-Term Incentive Program for the Company’s Chief Executive Officer, Archie M. Brown, and Chief Financial Officer, James M. Anderson.  The adjustments are effective immediately and will apply to any payouts under the LTIP during the first quarter of 2017 for services performed during 2016.  The target payout levels, which are equal to a percentage of the executive’s base salary, are set forth below:

Name and Title	Previous Target Payout	New 2016 Target Payout
Archie M. Brown, Jr. President and Chief Executive Officer	40%	50%

James M. Anderson Chief Financial Officer	30%	40%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 29, 2016

MAINSOURCE FINANCIAL GROUP, INC.

By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer

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